UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2020

AMCI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Ligonier Street, Suite 370
Latrobe, Pennsylvania 15650
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (724) 672-4319

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AMCI	The Nasdaq Stock Market LLC

Warrants to purchase one share of Common Stock	AMCIW	The Nasdaq Stock Market LLC

Units, each consisting of one share of Common Stock and one Warrant	AMCIU	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

AMCI Acquisition Corp., a Delaware corporation (“AMCI”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of AMCI, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving AMCI and Advent Technologies Inc., a Delaware corporation (“Advent”).  The definitive proxy statement and other relevant documents will be mailed to shareholders of AMCI as of a record date to be established for voting on the Business Combination, and to warrantholders of AMCI as of a record date to be established for voting on the amendment to AMCI’s Warrant Agreement (as described below) (the “Warrant Amendment” and, together with the Business Combination, the “Transactions”).  Securityholders of AMCI and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with AMCI’s solicitation of proxies for the special meetings to be held to approve the Transactions because these documents will contain important information about AMCI, Advent and the Transactions.  AMCI securityholders and other interest persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to AMCI by contacting its Chief Executive Officer, William Hunter, c/o AMCI Acquisition Corp., 1501 Ligonier Street, Suite 370, Latrobe, PA 15650, at (724) 672-4319.

Participants in the Solicitation

AMCI and Advent and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of AMCI in favor of the approval of the Transactions.  Securityholders of AMCI and other interested persons may obtain more information regarding the names and interests in the proposed transaction of AMCI’s directors and officers in AMCI’s filings with the SEC, including AMCI’s annual report on form 10-K for the year-ended December 31, 2019, which was filed with the SEC on March 27, 2020, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of AMCI and Advent and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. AMCI’s and Advent’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, AMCI’s and Advent’s expectations with respect to future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions.  These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results.  Most of these factors are outside of the control of AMCI or Advent and are difficult to predict.

Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined below); (2)the inability to complete the Transactions, including due to the failure to obtain approval of the securityholders of AMCI or the stockholders of Advent or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of AMCI’s common stock on Nasdaq following the Business Combination, (4) the failure to meet the minimum cash requirements of the Merger Agreement due to AMCI stockholder redemptions and the failure to obtain replacement financing; (5) the risk that the Business Combination disrupts current plans and operations of Advent as a result of the announcement and consummation of the Business Combination, (6) the failure to meet projected development and production targets; (7) costs related to the proposed Transactions; (8) changes in applicable laws or regulations; (9) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability and hire and retain key employees; (10) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the effect of the global COVID-19 pandemic on AMCI and Advent and their ability to consummate the Transactions or any of the foregoing risks; and (12) other risks and uncertainties described herein, as well as those risks and uncertainties to be identified in the Registration Statement and proxy statement/prospectus (when available) relating to the Transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by AMCI.  The foregoing list of factors is not exclusive.  Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither AMCI nor Advent undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or the Warrant Amendment.  This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended,, or an exemption therefrom.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof.  The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. AMCI’s shareholders, warrantholders and other interested parties are urged to read such agreement in its entirety.  Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On October 12, 2020, AMCI Acquisition Corp., a Delaware corporation (“AMCI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of AMCI (“Merger Sub”), AMCI Sponsor LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the shareholders of AMCI (other than the Advent Stockholders (as defined below)) (the “Purchaser Representative”), Advent Technologies Inc., a Delaware corporation (“Advent”), and Vassilios Gregoriou, solely in his capacity as the representative from and after the Effective Time for the Advent Stockholders (the “Seller Representative”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Advent (the “Merger” and, together with the Warrant Amendment (as defined below) and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Advent continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of AMCI.  In the Merger, (i) all shares of Advent common stock and Advent preferred stock (together, “Advent Stock”) issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below) (with Advent preferred stock treated on an as-converted to Advent common stock basis); and (ii) all outstanding options, warrants or rights to subscribe for or purchase any capital stock of Advent or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of Advent (“Advent Convertible Securities”) that have not been exercised or converted prior to the Effective Time will be cancelled, retired and terminated without any liability to Advent with respect thereto.  At the Closing, AMCI will amend its charter to, among other matters, change its name to “Advent Technologies Holdings Inc.”.

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of Advent Stock as of immediately prior to the Effective Time (“Advent Stockholders”) will be an amount equal to (the “Merger Consideration”) (i) $250 million, minus (ii) the estimated consolidated indebtedness of Advent and its subsidiaries as of the Closing, net of their estimated consolidated cash and cash equivalents (“Closing Net Indebtedness”).  The Merger Consideration to be paid to Advent Stockholders will be paid solely by the delivery of new shares of AMCI Class A Common Stock, each valued at $10.00 per share.  The Closing Net Indebtedness (and the resulting Merger Consideration) is based solely on estimates determined shortly prior to the Closing and is not subject to any post-Closing true-up or adjustment.  The Merger Consideration will be allocated among holders of Advent Stock (including holders based on their pro rata ownership in Advent as of immediately prior to the Effective Time (treating Advent preferred stock on an as-converted to common stock basis for such purposes and including Advent Convertible Securities that have exercised or converted prior to the Effective Time).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of AMCI and Advent as of the date of the Merger Agreement and as of the date of the Closing.  Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.  Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.  The representations and warranties made by AMCI and Advent are customary for transactions similar to the Transactions.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing.  The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Advent; (4) AMCI’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters and transfer taxes; (9) further assurances; (10) public announcements; (11) confidentiality and (12) Exchange Act Section 16 matters.  Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information.  There are also certain customary post-Closing covenants regarding (1) maintenance of books and records; (2) indemnification of directors and officers; and (3) use of trust account proceeds.  AMCI also agreed to seek and use its reasonable best efforts to obtain an extension of its deadline to consummate its initial business combination from October 20, 2020 to February 22, 2021 (the “Required Extension”).

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both AMCI’s shareholders and Advent’s Stockholders.  AMCI agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Advent, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the Merger Consideration to be issued to the Advent Stockholders, and containing a proxy statement/prospectus for the purpose of AMCI soliciting proxies from the shareholders of AMCI to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “AMCI Shareholder Approval”) at a special meeting of AMCI’s shareholders (the “AMCI Shareholder Meeting”) and providing such shareholders an opportunity to in accordance with AMCI’s organizational documents and AMCI’s initial public offering prospectus to have their shares of AMCI common stock redeemed (the “Redemption”).

AMCI also agreed in the Merger Agreement to seek the approval of its warrantholders at a special meeting of AMCI warrantholders (the “AMCI Warrantholder Meeting”) to amend AMCI’s warrant agreement to provide that all issued and outstanding AMCI warrants as of the Closing will no longer be exercisable and will be cancelled, and each holder of an AMCI warrant will instead receive a cash payment of $1.50 per whole warrant, payable by AMCI promptly following the Closing (the “Warrant Amendment”), with such solicitation to be sought through the proxy statement included in the Registration Statement.

Advent also agreed in the Merger Agreement to obtain the written consent of its shareholders or call a meeting of its shareholders, in either case, as promptly as practicable after the Registration Statement has become effective and use its reasonable best efforts to solicit from Advent Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Advent Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of AMCI (the “Post-Closing Board”) will consist of nine individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements.  Three of the members of the Post-Closing Board will be individuals (at least one of whom shall be an independent director) designated by AMCI prior to the Closing and six of the members of the Post-Closing Board (at least four of whom shall be independent directors) will be designated by Advent prior to the Closing.  The Post-Closing Board will be classified into three classes, with each director serving a three year term after its initial staggered post-Closing term, with one AMCI designated director in each of the classes.  At or prior to Closing, AMCI will provide each of the director designees to the Post-Closing Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.  The parties also agreed to take all action necessary, so that the individuals serving as chief executive officer and chief financial officer, respectively, of AMCI immediately after Closing will be the same individuals as that of Advent immediately prior to the Closing.

During the Interim Period, AMCI, may elect, with Advent’s consent (not to be unreasonably withheld, delayed or conditioned), to seek to enter into and consummate subscription agreements with investors relating to a private equity investment in connection with the Transactions (including a backstop arrangements) (the “PIPE Investment”) on terms agreeable to AMCI and Advent, acting reasonably.  Advent agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having Advent’s senior management participate in any investor meetings and roadshows as reasonably requested by AMCI.

Survival

The representations and warranties of the parties terminate as of and do not survive the Closing, and there are no indemnification rights for another party’s breach.  The covenants and agreements of the parties shall not survive the Closing, except those covenants and agreements to be performed after the Closing which covenants and agreement shall survive until fully performed.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

•	receipt of the AMCI Shareholder Approval;

•	receipt of the requisite approval of AMCI’s warrantholders for the Warrant Amendment;

•	receipt of the Advent Stockholder Approval;

•	expiration of any applicable waiting period under any antitrust laws;

•	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

•	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

•	upon the Closing, after giving effect to the completion of the Redemption, AMCI having net tangible assets of at least $5,000,001;

•	the members of the Post-Closing Board shall have been elected or appointed as of the Closing; and

•	the effectiveness of the Registration Statement.

Unless waived by AMCI, the obligations of AMCI and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

•	the representations and warranties of Advent being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•
Advent having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to Advent and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•
each Lock-Up Agreement (as described below) and Non-Competition Agreement (as described below), as well as certain new employment agreements and transaction bonus agreements (for an aggregate of $3.0 million payable at the Closing) with Advent executives that were signed by Advent simultaneously with the Merger Agreement, shall be in full force and effect in accordance with their terms as of the Closing.

Unless waived by Advent, the obligations of Advent to consummate the Merger are subject to the satisfaction of the following additional conditions:

•	the representations and warranties of AMCI being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•
AMCI having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to AMCI and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•	Sponsor shall have forfeited 1/3rd of its private placement warrants as of the Closing, as required by the Sponsor Warrant Letter (as described below);

•
Upon the Closing, AMCI shall have at least $60 million in cash and cash equivalents, including funds remaining in the trust account after the Redemption and any PIPE Investment, after giving effect to the payment of AMCI’s and Advent’s transaction expenses and other liabilities of AMCI due at the Closing and the cash payment required by the Warrant Amendment; and

•	The AMCI common stock to be issued as Merger Consideration shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	By mutual written consent of AMCI and Advent;

•
by either AMCI or Advent if any of the conditions to Closing have not been satisfied or waived by October 20, 2020 (the “Outside Date”), provided that the Outside Date will be automatically extended to February 22, 2021 if AMCI obtains the Required Extension;

•
by either AMCI or Advent if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

•	by either AMCI or Advent of the other party’s uncured breach (subject to certain materiality qualifiers);

•	by AMCI if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Advent and its subsidiaries taken as a whole that is continuing and uncured;

•	by Advent if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on AMCI and its subsidiaries taken as a whole that is continuing and uncured;

•	by either AMCI or Advent if the AMCI Shareholder Meeting is held and the AMCI Shareholder Approval is not received;

•	by either AMCI or Advent if a special meeting of Advent stockholders is held and the Advent Stockholder Approval is not received; and

•	by either AMCI or Advent if the Required Extension shall not have been obtained on or prior to October 20, 2020.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any willful breach of the Merger Agreement prior to such termination.  No termination fee is payable by either party.

Trust Account Waiver

Advent and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in AMCI’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

The Sponsor is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of AMCI’s shareholders after the Closing (other than the Advent Stockholders) with respect to certain post-Closing matters under the Merger Agreement and ancillary documents.  Vassilios Gregoriou is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Advent Stockholders with respect to certain post-Closing matters under the Merger Agreement and ancillary documents.

Governing Law and Arbitration

The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof).

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates.  The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about AMCI, Advent or any other party to the Merger Agreement.  In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AMCI’s public disclosures.

Related Agreements

Voting Agreements

Simultaneously with the execution and delivery of the Merger Agreement, certain insiders of Advent holding in the aggregate approximately 40% of Advent’s outstanding capital stock entered into voting agreements (each, a “Voting Agreement”) with AMCI and Advent.  Under the Voting Agreements, each Advent stockholder party thereto agreed to vote all of its shares of Advent Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Advent Stockholders for their approval, and provide a proxy to AMCI to vote such Advent Stock accordingly.  The Voting Agreements prevent transfers of the Advent Stock held by the Advent stockholders party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Merger Agreement, certain significant and/or insider Advent Stockholders each entered into a Lock-Up Agreement with AMCI and the Purchaser Representative (each, a “Lock-Up Agreement”).  Pursuant to the Lock-Up Agreements, each Advent Stockholder party thereto agreed not to, during the period commencing from the Closing and ending on the one (1) year anniversary of the Closing (subject to early release if the closing price of AMCI’s common stock equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 150 days after the Closing and also subject to early release if AMCI consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of AMCI shareholders having the right to exchange their equity holdings in AMCI for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

Non-Competition Agreement

Simultaneously with the execution and delivery of the Merger Agreement, certain insider Advent Stockholders entered into non-competition and non-solicitation agreements for the benefit of AMCI, Advent and each of their respective present and future affiliates, successors and subsidiaries (each, a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which the Advent Stockholder party thereto agreed not to compete with AMCI, Advent and their respective affiliates during the three (3) year period following the Closing in North America or the European Union (including Greece) or in any other markets in which AMCI and Advent are engaged.  The Advent Stockholder party thereto also agreed during such three (3) year restricted period to not solicit employees or customers of such entities.  The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

Sponsor Warrant Letter

Simultaneously with the execution and delivery of the Merger Agreement, Sponsor, AMCI and Advent entered into a letter agreement (the “Sponsor Warrant Letter”) pursuant to which Sponsor agreed to forfeit 1/3rd of the AMCI private placement warrants that it owns as of the Closing (which forfeited warrants, for the avoidance of doubt, will not be entitled to receive any cash payment in connection with the Warrant Amendment).

The foregoing descriptions of the Voting Agreements, the Lock-up Agreements, the Non-Competition Agreements and the Sponsor Warrant Letter do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Voting Agreement, the form of the Lock-up Agreement, the form of Non-Competition Agreement and the Sponsor Warrant Letter, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Orion Note Amendment

In connection with the Merger Agreement, on October 12, 2020, AMCI and Orion Resource Partners (USA) LP (“Orion”) entered into an Amendment to Promissory Note (the “Orion Note Amendment”) pursuant to which they agreed to amend the Promissory Note, dated as of May 20, 2020 (the “Orion Note”), to extend the maturity date of the Orion Note from October 20, 2020 to February 22, 2021 (or if earlier, the date on which AMCI consummates its initial business combination) if the Required Extension is obtained.  In addition, in connection with the Orion Note Amendment, Orion in a separate letter acknowledged its consent to the Merger Agreement and the Transactions and that they would not be a “Third Party Business Combination” (as defined in the Orion Note) under the terms of the Orion Note.

The foregoing description of the Orion Note Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Orion Note Amendment, a copy of which is filed hereto as Exhibit 10.5.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off‐balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the subheading “Orion Note Amendment” is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 12, 2020, by and among AMCI, Merger Sub, the Purchaser Representative, Advent, and the Seller Representative.

10.1	Form of Voting Agreement, dated as of October 12, 2020, by and among AMCI, Advent and the stockholder of Advent party thereto.

10.2	Form of Lock-Up Agreement, dated as of October 12, 2020, by and among AMCI, the Purchaser Representative and the stockholder of Advent party thereto.

10.3	Form of Non-Competition Agreement, dated as of October 12, 2020 by the stockholder of Advent party thereto in favor of AMCI, Advent and their respective affiliates, successors and subsidiaries.

10.4	Sponsor Warrant Letter, dated as of October 12, 2020, by and among AMCI, Advent and Sponsor.

10.5	Orion Note Amendment, dated as of October 12, 2020, by and between AMCI and Orion.

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).  AMCI agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCI ACQUISITION CORP.

By:	/s/ William Hunter
Name: William Hunter
Title: Chief Executive Officer

Dated: October 16, 2020